Exhibit 10.2

SECOND AMENDMENT TO INVESTORS’ RIGHTS AGREEMENT
STANDSTILL AND EXTENSION AGREEMENT

This Second Amendment to Investors’ Rights Agreement Standstill and Extension Agreement (“Agreement”) is made as of July 29, 2009 (the “Effective Date”), by and between Rubio’s Restaurants, Inc., a Delaware corporation (“Rubio’s” or the “Company”), and the Ralph Rubio and Dione Rubio Family Trust (the “Investor”).

RECITALS

A.           Rubio’s and the Investor are parties to that certain Amended and Restated Investors’ Rights Agreement dated as of  November 19, 1997, as amended on December 31, 1997 and in May 1998 (the “Original Rights Agreement”), wherein Rubio’s granted to the Investor certain registration rights.

B.           On May 7, 2007, Rubio’s and the Investor entered into an Investors’ Rights Agreement Standstill and Extension Agreement, as amended by the Amendment to Investors' Rights Agreement Standstill and Extension Agreement dated September 11, 2008, which provides, among other things, for an extension of the expiration date applicable to the Investor’s registration rights and modified the registration rights originally granted under the Rights Agreement (collectively, the “Original Extension Agreement”).

C.           The Original Extension Agreement superseded the Investors’ Rights Agreement Standstill and Extension Agreement, dated March 12, 2004, and the Investors’ Rights Agreement Standstill and Extension Agreement, dated July 28, 2005.

D.           Given the current state of market conditions, the trading range of Rubio’s common stock and the current operating performance of the Company, the Investor desires to obtain a further extension of, and modification of its registration rights.

E.           The Company is willing to grant to the Investor a further extension of its registration rights through December 31, 2011 in exchange for the Investor agreeing not to exercise any demand registration rights on or before December 31, 2009.

AGREEMENT

NOW, THEREFORE, the parties hereto agree as follows:

1.           Extension of Registration Rights.  Beginning on the Effective Date and extending through December 31, 2011, Rubio’s hereby grants to the Investor the same rights, if any held by the Investor as of the Effective Date under Section 1.2, 1.3, 1.4, 1.6, 1.7, 1.8, 1.9, 1.10, 1.11, 1.12 and 1.14 of the Rights Agreement, as amended by the Original Extension Agreement (the "Rights Agreement"), provided, that in the event that the Company exercises its right to defer the filing of a Form S-3 registration statement pursuant to Section 1.12(b)(3) or to suspend the use of a Form S-3 registration statement pursuant to Section 1.12(d) of the Rights Agreement, the Investor’s rights shall be extended from December 31, 2011 by the number of days of any deferral and any suspension.  Such rights shall be governed by the relevant terms and conditions as set forth in the Rights Agreement, which terms are hereby incorporated by reference, provided that the Investor shall be considered the “Holder” as that term is used in the Rights Agreement.

2.           Standstill.  Beginning on the Effective Date and extending through December 31, 2009, the Investor will not exercise any demand registration rights, as described in Sections 1.2 or 1.12 of the Rights Agreement that it is entitled to exercise.

3.           Miscellaneous.

(a)           Waivers and Amendments.  Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and the Investor.

(b)           Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

(c)           Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(d)           Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile transmission, or when so received in the case of mail or courier, and addressed as set forth on the signature page of this Agreement.

(e)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts entered into and performed entirely in California by California residents, without regard to conflicts of law principles.

(f)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

(g)           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

(h)           Entire Agreement.  This Agreement, the Rights Agreement and the Original Extension Agreement, constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

(i)           Effect of Amendment.  Except as expressly modified by this Agreement, the Original Extension Agreement shall remain unmodified and in full force and effect.

(j)           No Third Party Beneficiaries.  This Agreement and all conditions and provisions hereof are and are intended to be for the sole and exclusive benefit of Rubio’s and the Investor and for the benefit of no other party to the Rights Agreement (or any successors or assigns).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

Company:	RUBIO’S RESTAURANTS, INC.
a Delaware corporation

	By:	/s/ Daniel E. Pittard
Daniel E. Pittard
President and Chief Executive Officer

Address:
1902 Wright Place, Suite 300
San Diego, CA 92008
Fax No.: (760) 602-5113

Investor:	THE RALPH RUBIO AND DIONE RUBIO FAMILY TRUST

	By:	/s/ Ralph Rubio
Ralph Rubio, Trustee

Address:
1902 Wright Place, Suite 300
San Diego, CA 92008
Fax No.: (760) 602-5113